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                                                                      Exhibit 11


                     INFORMATION RESOURCE ENGINEERING, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
               For the Three Months Ended March 31, 1995 and 1996



                                                                                  1995             1996
                                                                                  ----             ----
 Primary
 -------
 Net earnings (loss)                                                          $    44,668    $  (923,446)
 Accrued dividend on preferred stock                                              (30,929)       --
                                                                             ------------ --------------
 Net earnings (loss) attributable to common stock                             $    13,739    $  (923,446)
                                                                             ============ ==============
 Average common shares outstanding                                              3,648,382      4,911,395
 Dilutive effect of stock options and warrants                                     85,562        --
                                                                             ------------ --------------
 Weighted average common shares outstanding                                     3,733,944      4,911,395
                                                                             ============ ==============
 Earnings (loss) per common share                                             $    --        $      (.19)
                                                                             ============ ==============
 Assuming full dilution
 ----------------------
 Net earnings (loss) attributable to common stock                             $    13,739    $  (923,446)
                                                                             ============ ==============
 Weighted average common shares outstanding                                     3,733,944      4,911,395
 Additional dilutive effect of stock options and warrants                           2,300        --
                                                                             ------------ --------------
 Weighted average common shares outstanding                                     3,736,244      4,911,395
                                                                             ============ ==============
 Earnings (loss) per common share assuming full dilution                      $    --        $      (.19)
                                                                             ============ ==============





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